UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado		80112-3932
(Address of principal executive offices		(Zip Code)

303-649-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2013, the Board of Directors of Penford Corporation (the “Company”) increased the size of the Board from ten to eleven directors and elected Mr. Evan Behrens to serve as a member of the Board of Directors, effective immediately.

Mr. Behrens, 44, is the Senior Vice President, Business Development for SEACOR Holdings Inc. (NYSE: CKH), a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries.

Mr. Behrens will be proposed to shareholders at the Company’s 2014 Annual Meeting of Shareholders for election as a director.

There was no arrangement or understanding between Mr. Behrens and any other person pursuant to which he was elected to the Board of Directors, and there are no related party transactions between Mr. Behrens and the Company.

For his services as a non-employee director, Mr. Behrens will be entitled to receive the standard compensation for a non-employee director of the Company. The Company will also reimburse Mr. Behrens for out-of-pocket expenses incurred in connection with attendance or participation at meetings. The non-employee director compensation program is described in further detail in the Company’s Proxy Statement for its 2013 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 21, 2012.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation
(Registrant)

August 29, 2013	/s/ Christopher L. Lawlor
Christopher L. Lawlor
Vice President - Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 28, 2013